Three Forks and Bakken well economics overview (Ryder Scott)

Ryder Scott Assumption Implications [1]

Three Forks	Bakken
30% IRR	23% IRR
32 month payback	38 month payback
$2.8 MM per well PV-10	$2.0 MM per well PV-10
350 Mboe EUR	325 Mboe EUR

Long Lateral Ryder Scott Type Curve


Three Forks - Enhanced Completion (2)
Three Forks
Bakken
BOE / Day
500
450
400
350
300
250
200
150
100
50
-
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20
Months

Cost Reduction and Completion Enhancement

- Focused on reducing drilling and completion costs from $5.9 MM (per Ryder Scott reserve report) to $5.0 MM and potentially $4.6 MM
- Anticipate ~20% improved production with enhanced well completions
- North Dakota has reduced severance tax rate to 7.5% [3] to improve well economics during low oil price environment

Long Lateral Well Economics – Ryder Scott

Assumptions:	Three Forks	Bakken
Well Costs ($MM)	$5.9	$5.9
LOE ($/Boe)	$12.51	$13.60
Production Tax (%)	11.1%	11.1%
% Oil	89%	89%
NYMEX Oil Price ($/Bo)	$94.99	$94.99
Disount Differential ($/Bo)	($12.63)	($12.63)
Realized Oil Price ($/Bo)	$82.36	$82.36
Realized Gas Price ($/Mcf)	$5.08	$5.08
B-Factor	1.2	1.1
1st Year Decline (%)	61.0%	63.0%
EUR (MBoe)	350	325
PV-10 ($MM)	$2.8	$2.0
IRR (%)	30%	23%
Payback (Months)	32	38

(1) Based on Ryder Scott reserve report assumptions for Three Forks and Bakken long laterals; Ryder Scott used SEC benchmark pricing of $94.99/barrel and $4.35/mcf.
(2) Enhanced well completion design.
(3) In the event of a prolonged period of lower prices (e.g. $55), North Dakota could extend the relief.

Three Forks well economics sensitivity (Management estimates)

Three Forks Well Economics [1]

Assumptions:	$5.9 MM CWC	$5.0 MM CWC	$4.6 MM CWC
Well Costs ($MM)	$5.9	$5.0	$4.6
LOE ($/Boe)	$12.51	$12.51	$12.51
Production Tax (%)	11.1%	11.1%	11.1%
% Oil	89%	89%	89%
NYMEX Oil Price ($/Bo)	$95.00	$95.00	$95.00
Disount Differential ($/Bo)	($10.00)	($10.00)	($10.00)
Realized Oil Price ($/Bo)	$85.00	$85.00	$85.00
Realized Gas Price ($/Mcf)	$5.08	$5.08	$5.08
B-Factor	1.2	1.2	1.2
1st Year Decline (%)	61.0%	61.0%	61.0%
EUR (MBoe)	350	350	350
PV-10 ($MM)	$3.2	$4.1	$4.5
IRR (%)	33%	48%	58%
Payback (Months)	30	22	19

Three Forks Well IRR Sensitivity



IRR (%)
58%
$4.6 MM CWC
$5.0 MM CWC
40%
26%
$5.9 MM CWC
33%
15% (18%)[3]
23%
7% (9%)[3]
15%
8% (10%)[3]
2% (3%)[3]
$55
$65
$75
$85
$95
NYMEX WTI Oil Price ($/Barrel)

Three Forks Well Economics – Enhanced [2]

Assumptions:	$5.9 MM CWC	$5.0 MM CWC	$4.6 MM CWC
Well Costs ($MM)	$5.9	$5.0	$4.6
LOE ($/Boe)	$12.51	$12.51	$12.51
Production Tax (%)	11.1%	11.1%	11.1%
% Oil	89%	89%	89%
NYMEX Oil Price ($/Bo)	$95.00	$95.00	$95.00
Disount Differential ($/Bo)	($10.00)	($10.00)	($10.00)
Realized Oil Price ($/Bo)	$85.00	$85.00	$85.00
Realized Gas Price ($/Mcf)	$5.08	$5.08	$5.08
B-Factor	1.2	1.2	1.2
1st Year Decline (%)	61.0%	61.0%	61.0%
EUR (MBoe)	420	420	420
PV-10 ($MM)	$5.1	$6.0	$6.4
IRR (%)	50%	72%	87%
Payback (Months)	22	16	14

Three Forks Well IRR Sensitivity - Enhanced [2]



IRR (%)
87%
$4.6 MM CWC
$5.0 MM CWC
61%
40%
$5.9 MM CWC
50%
23% (28%)[3]
35%
11% (14%)[3]
23%
13% (16%)[3]
5% (7%)[3]
$55
$65
$75
$85
$95
NYMEX WTI Oil Price ($/Barrel)

(1) AMZG estimates based on Ryder Scott assumptions and refined by management's assessment of current market conditions.
(2) Enhanced well completion design.
(3) Estimated IRR based on 7.5% North Dakota severance tax.